PRESS RELEASE

Exhibit 99.1

Autoliv announces appointment of new CFO

(Stockholm, Sweden, March 6, 2026) – Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), the worldwide leader in automotive safety systems, today announces that its Board of Directors appointed Monika Grama as the next Chief Financial Officer and Executive Vice President, Finance of the Company.

Monika Grama has served as the Vice President, Finance of the Autoliv Europe Middle East and Africa (EMEA) division since 2020. Monika Grama joined Autoliv in 2009 and, prior to her current role, she served as Finance Manager and Managing Director of Autoliv Romania. Monika Grama has played a vital role in contributing to the development and transformation of the Autoliv EMEA division.

“Monika Grama has been a valuable member of the Autoliv EMEA team, and I am very happy to welcome her to the Autoliv Executive Management Team bringing valuable knowledge and perspectives. Her extensive experience from multiple leadership roles in finance coupled with her strong management and transformation experience will be a great asset to Autoliv as we pursue our strategic goals” said Mikael Bratt, President and CEO of Autoliv.

Monika Grama succeeds Fredrik Westin who will leave Autoliv on March 31, 2026.

Mikael Bratt continued, "I thank Fredrik Westin for his valued contribution to Autoliv in a period of intense business transformation and I wish him all the best in the future."

The change is effective April 1, 2026.

Inquiries:

Media: Gabriella Etemad, Tel +46 (70) 612 64 24
Investors & Analysts: Anders Trapp, Tel +46 (0)8 587 206 71
Investors & Analysts: Henrik Kaar, Tel +46 (0)8 587 206 14

This information is information that Autoliv, Inc. is obliged to make public pursuant to the EU Market Abuse Regulation. The information was submitted for publication, through the contact person set out above, at 15:30 CET on March 6, 2026.

About Autoliv

Autoliv, Inc. (NYSE: ALV; Nasdaq Stockholm: ALIV.sd.b) is the worldwide leader in automotive safety systems. Through our group companies, we develop, manufacture and market protective systems, such as airbags, seatbelts, and steering wheels for all major automotive manufacturers in the world, as well as mobility safety solutions, such as commercial vehicles and electrical safety solutions. At Autoliv, we challenge and re-define the standards of mobility safety to sustainably deliver leading solutions. In 2025, our products saved approximately 40,000 lives and reduced around 600,000 injuries.

We have operations in 25 countries, and we drive innovation, research, and development at our 13 technical centers. Our 64,000 employees are passionate about our vision of Saving More Lives and quality is at the heart of everything we do. Sales in 2025 amounted to $10.8 billion. For more information go to www.autoliv.com.

Autoliv Inc. Box 70381, 107 24 Stockholm Visiting address: World Trade Center, Klarabergsviadukten 70, D5, 111 64 Stockholm Phone: +46 (0)8 58720600

Safe Harbor Statement
This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any such statements in light of new information or future events, except as required by law.

Autoliv Inc. Box 70381, 107 24 Stockholm Visiting address: World Trade Center, Klarabergsviadukten 70, D5, 111 64 Stockholm Phone: +46 (0)8 58720600